UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
SCHEDULE 14A
________________________________
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AGILETHOUGHT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS OF AGILETHOUGHT, INC.

This supplement to the Proxy Statement for the 2022 Annual Meeting of Stockholders of AgileThought, Inc. (the “Company”) to be held at 10:30 a.m., Eastern Time, on Wednesday, May 18, 2022 is being furnished solely to correct the amounts and descriptions of fees billed to the Company and Legacy AT by KPMG LLP during the fiscal years ended December 31, 2021 and 2020, as set forth on pages 14-15 of the Proxy Statement under the heading “Independent Registered Public Accounting Firm Fees.” The table and accompanying text appearing on pages 14-15 of the Proxy Statement is restated below to include the corrected information.
Independent Registered Public Accounting Firm Fees
The following table sets forth the approximate aggregate fees billed to the Company and Legacy AT by KPMG LLP for the fiscal years ended December 31, 2021 and 2020.

	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020
Audit fees(1)	$2,473,459	$1,515,393
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total fees	$2,473,459	$1,515,393

(1)    Audit Fees include fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Form S-4 for its initial public offering, comfort letter procedures with transactional offerings, quarterly reviews and the annual audit of the Company’s consolidated financial statements.
(2)    Audit-Related Fees include fees for assurance and related services that traditionally are performed by the independent accountant. These services would include: employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statue or regulation and consultation concerning financial accounting and reporting standards.
(3)    Tax Fees include fees for tax compliance and tax consulting.
(4)     All Other Fees include fees for products and services other than those disclosed in audit fees, audit-related fees, and tax fees.

Dated: May 3, 2022